EXHIBIT 1.3.1

                             BANNER HOLDING CORP.

                     INVESTOR QUALIFICATION QUESTIONNAIRE


In order to qualify as an investor for common shares of Banner Holding Corp., you must demonstrate that you meet certain suitability standards.

If you have any questions concerning any of the information called for or whether you qualify as an accredited investor, you should ask your lawyer or accountant for assistance. The information provided by you is confidential and will not be reviewed by anyone other than the Company and counsel, unless required to be reviewed by a court or governmental agency.

INDIVIDUAL INVESTORS PLEASE NOTE:

(1) If the investment is being made by joint tenants or tenants in common, each tenant must provide the information requested and sign the questionnaire.

(2) If shares are to be owned as community property, one signature is required if the interest is held in one name (i.e. by managing spouse) and two signatures if interest is held in both names.

SPECIAL INSTRUCTIONS FOR CORPORATE, TRUST AND PARTNERSHIP INVESTORS.

(1) If a partnership, please include a copy of the partnership agreement and a certificate authorizing the investment (See Attachment I).

(2) If a custodian, trustee or agent, please include a copy of the trust agreement and a certificate authorizing the in vestment (See Attachment
      II).

(3) If a corporation, please include a copy of the certified corporate resolution, articles of incorporation and complete the certificate of corporate investor (See Attachment III).

(4) If a self-directed Benefit Plan or IRA, please include a copy of the Plan documents and complete Attachment IV.


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FOR INDIVIDUAL INVESTORS:

NAME:_____________________________________           AGE:_________________

RESIDENCE ADDRESS:_______________________________________________

BUSINESS ADDRESS:________________________________________________

HOME PHONE #:_________________            OFFICE PHONE #:_______________

EMPLOYER:_____________________            POSITION:_____________________

S.S.#:__________________            MAILINGS TO:      OFFICE___ OR HOME___

1. My estimated net worth (in 000's), excluding homes, furnishings and automobiles is (Check One):

Over:       $500 _____        $750 _____        $1000 _____

2. The estimated equity value (in 000's) of my homes, furnishings and automobiles is (Check One):

Over:     $150 _____  $250 _____  $350 _____  $500 ____  $1000 _____

3. My gross income (in 000's) for the years indicated below was (Check One):

                                                       SOURCES/COMMENTS

1999* ---- Over 50__ 100__ 150__ 200__ 300__      ____________________________

1998  ---- Over 50__ 100__ 150__ 200__ 300__      ____________________________

1997  ---- Over 50__ 100__ 150__ 200__ 300__      ____________________________

      *estimate

4. I have such knowledge and experience to evaluate the merits and risks associated with this investment: Yes____ No____

5. I recognize the speculative nature and risk of this investment and can afford the economic risk of a loss: Yes____ No____

6. In the past five years, I have invested approximately $__________ in securities offerings including stocks, bonds, leasing, real estate, etc.

7. I beneficially own not less than $5,000,000 in investments either separately or jointly or as community property with my spouse: Yes____ No____


______________________________            _______________________________
Investor Signature                        Investor Signature

Date: ________________________            Date: _________________________



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
ATTACHMENT I (FOR PARTNERSHIPS)

CERTIFICATE OF ______________________________________
               Name of Partnership

The undersigned, constituting all of the partners of ___________________________ ___________________________ (the "Subscriber"), hereby certify as follows:

VERIFICATION OF STATUS AS AN "ACCREDITED INVESTOR"

1. That the Subscriber commenced business on ________________ and was established pursuant to a partnership agreement dated ____________________ (the "Agreement").

2. That a true and correct copy of the Agreement is attached hereto and that, as of the date hereof, the Agreement has not been amended (except as to any attached amendments) or revoked and is still in full force and effect.

3. That, as all of the partners of the Subscriber, we have determined that the investment in, and purchase of common shares issued by Banner Holding Corp. is a benefit to the Subscriber and have determined to make such investment on behalf of the Subscriber. The Subscriber was not formed for the specific purpose of acquiring the common shares.

4. That, as of the date hereof, the Subscriber has total assets with a fair market value in excess of $5,000,000; or each of the undersigned partners in the Subscriber is an Accredited Investor and has attached hereto an executed Investor Qualification Questionnaire on behalf of himself or herself.

IN WITNESS WHEREOF, we have executed this certificate as the partners of the Partnership this ____ day of __________ 1999, and declare that it is truthful and correct.


                                          ____________________________________
                                          Name of Partnership


                                          By: ________________________________

                                          By: ________________________________

                                          By: ________________________________

                                          By: ________________________________


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
ATTACHMENT II (FOR CUSTODIANS, TRUSTEES, AGENTS)

CERTIFICATE OF _______________________________
                Name of Trust


The undersigned, constituting all of the Trustees of ___________________________ _____________________ (the "Trust"), hereby certify as follows:

VERIFICATION OF STATUS AS AN "ACCREDITED INVESTOR"

1. That the Trust was established pursuant to a Trust Agreement dated ________________ (the "Agreement").

2. That a true and correct copy of the Agreement is attached hereto and that, as of the date hereof, the Agreement has not been amended (except as to any attached amendments) or revoked and is still in full force and effect.

3. That, as the Trustee(s) of the Trust, we have determined that the investment in, and purchase of, common shares issued by Banner Holding Corp. is of benefit to the Trust and have determined to make such investment on behalf of the Trust; that the Trust was not formed for the specific purpose of purchasing such shares; and that the purchase of the shares has been directed by a person(s) who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment.

4. That, as of the date hereof, the Trust has total assets with a fair market value of more than $5,000,000, as reflected in the true and correct balance sheet of the Trust attached hereto.

IN WITNESS WHEREOF, we have executed this certificate as the Trustee(s) of the Trust this ____ day of _____________, 1999, and declare that it is truthful and correct.



                                          ___________________________________
                                          Name of Trust

                                          By: _______________________________

                                          By: _______________________________

                                          By: _______________________________

                                          By: _______________________________


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
ATTACHMENT III (FOR CORPORATIONS)

CERTIFICATE OF _______________________________
               Name of Corporation


The undersigned, being the duly elected and acting Secretary of_________________ (the "Corporation"), hereby certifies as follows:

VERIFICATION OF STATUS AS AN "ACCREDITED INVESTOR"

1. That the Corporation commenced business on ______________________ and was incorporated under the laws of the State of ____________________________ on _________________________.

2. That a true and correct copy of the Articles of Incorporation of the Corporation is attached hereto and that, as of the date hereof, the Articles of Incorporation have not been amended (except as to any attached amendments) or revoked and are still in full force and effect.

3. That the Board of Directors of the Corporation has determined that the investment in, and purchase of, common shares issued by Banner Holding Corp. is of benefit to the Corporation and has determined to make such investment on behalf of the Corporation. The Corporation was not formed for the specific purpose of purchasing such securities. Attached hereto is a true, correct and complete copy of certain resolutions of the Board of Directors of the Corporation duly authorizing this investment, and said resolutions have not been revoked, rescinded or modified and, at the date hereof, are in full force and effect.

4. That, as of the date hereof, the Corporation has total assets with a fair market value of more than $5,000,000; or each shareholder of the Corporation is an accredited investor and has attached hereto an executed Investor Qualification Questionnaire on behalf of himself or herself.

IN WITNESS WHEREOF, we have executed this certificate and affixed the seal of the Corporation this __________ day of _____________, 1999, and declare that it is truthful and correct.


                                    ___________________________________
                                    Name of Corporation


                                    By: ______________________________
                                        Name:_________________________
                                        Title:________________________



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
ATTACHMENT IV (FOR BENEFIT PLANS, I.R.A.s)

CERTIFICATE OF ____________________________________
               (Self-directed Benefit Plan or IRA)


The undersigned constitute all of the Plan fiduciaries of ______________________ and hereby certify as follows:

VERIFICATION OF STATUS AS AN "ACCREDITED INVESTOR"

1.    That the Plan was established pursuant to an agreement date
      ___________________________________________ (the "Plan").

2. That a true and correct copy of the Plan is attached hereto and that, as of the date hereof, the Plan has not been amended (except as to any attached amendments) or revoked and is still in full force and effect.

3. That investments by the Plan are self-directed by the participant(s) in the Plan, and the undersigned have been directed by the participant(s) to make the subject investment.

4.    That, as of the date hereof, the participant(s) in the Plan is (are)
      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      _________________________________________________________________________.


IN WITNESS WHEREOF, we have executed this certificate this ______ day of _________________, 1999, and declare that it is truthful and correct.



                                          _______________________________
                                          Name of Plan


                                          By: ___________________________

                                          By: ___________________________

                                          By: ___________________________

                                          By: ___________________________




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